UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

Neoleukin Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360-1616 Eastlake Avenue East

Seattle, Washington 98102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 732-2133

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NLTX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2020, Neoleukin Therapeutics, Inc. (“Neoleukin”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Neoleukin agreed to issue and sell an aggregate of (a) 3,262,471 shares of its common stock (the “Common Stock”), par value $0.000001 per share (the “Shares”), and (b) pre-funded warrants to purchase 1,737,529 shares of its common stock (the “Pre-Funded Warrants”) to the Underwriters (the “Offering”). The Shares will be sold at a public offering price of $15.25 per share, less underwriting discounts and commissions. The Pre-Funded Warrants will be sold at a public offering price of $15.249999 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less a $0.000001 per share exercise price for each such Pre-Funded Warrant. Pursuant to the Underwriting Agreement, Neoleukin has also granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock (the “Option”). The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-223584) that was filed by Neoleukin with the Securities and Exchange Commission (“SEC”) on March 12, 2018 and declared effective by the SEC on April 6, 2018, and a related prospectus supplement.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage, but not in excess of 19.99%, by providing at least 61 days’ prior notice to Neoleukin.

Neoleukin estimates that the net proceeds from the Offering will be approximately $71.2 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Option. Neoleukin intends to use the net proceeds from the Offering, together with its existing cash resources, to advance development of its lead program, NL-201, to expand its de novo protein design technology, to develop its preclinical pipeline and to fund working capital and for general corporate purposes, including capital improvements to properties it leases. Neoleukin expects the Offering to close on July 7, 2020, subject to customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On July 2, 2020, Neoleukin issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 1, 2020

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press Release dated July 2, 2020

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected net proceeds of the Offering, the anticipated use of proceeds of the Offering and the timing of the closing of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the potential impact of the COVID-19 pandemic and the risks identified in Neoleukin’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Neoleukin’s results of operations, which would, in turn, have a significant and adverse impact on Neoleukin’s stock price. Neoleukin cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Neoleukin undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLEUKIN THERAPEUTICS, INC.

Date: July 2, 2020	By:	/s/ Robert Ho
Robert Ho
Chief Financial Officer